UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 18, 2011

Cardo Medical, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-21419	23-2753988
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7625 Hayvenhurst Ave., Unit 49, Van Nuys, California		91406
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(818)780-6677

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 18, 2011, Cardo Medical, Inc. (the "Company") entered into the First Amendment to the Asset Purchase Agreement, dated as of January 24, 2011, with Arthrex, Inc. ("Arthrex") and Cardo Medical, LLC ("Cardo LLC") (collectively referred to as the Asset Purchase Agreement). The first amendment modifies the definition of "End Date" so that it means May 24, 2011; provided that if (i) the closing has not occurred by reason of the failure to satisfy the condition in the Asset Purchase Agreement that at least 20 calendar days have passed since an Information Statement has been filed with the SEC and transmitted to every record holder of shares of the Company, but (ii) the SEC has cleared the Company's responses to the SEC's comment letter and no unresolved comments are pending before the SEC with respect to the Information Statement on or before such date, then the End Date shall be June 24, 2011. Pursuant to the terms of the Asset Purchase Agreement, Arthrex can terminate the Asset Purchase Agreement if certain conditions have not been fulfilled or waived by the End Date.

No other terms of the original Asset Purchase Agreement were modified by the first amendment. The description of the first amendment is qualified in its entirety by reference to the copy of such agreement filed as Exhibit 2.1 to this report, which is incorporated herein by reference.

Additionally, the information set forth in Item 2.03 is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 18, 2011, the Company and Cardo LLC executed a Secured Promissory Note in favor of Arthrex (the "Arthrex Note"). Under the terms of the Arthrex Note, the $250,000 deposit made by Arthex on January 24, 2011 pursuant to the terms of the Asset Purchase Agreement constitutes an initial loan. Under the terms of the Arthrex Note, Arthrex will (a) make a second loan to the Company and Cardo LLC of such amount to repay the indebtedness owed to Jon Brooks in the principal amount of $300,000 plus all accrued and unpaid interest thereon (the "Brooks Payoff Amount") and the indebtedness owed to Earl Brien, M.D. in the principal amount of $200,000 plus all accrued and unpaid interest thereon (the "Brien Payoff Amount"), and (b) make additional advances within two business days of the written request of the Company and Cardo LLC; provided that in no event shall the aggregate principal amount loaned under the Arthrex Note at any time exceed $1,250,000. Pursuant to the Arthrex Note, the Company and Cardo LLC promise to repay to Arthrex the principal amount outstanding from time to time on the Arthrex Note together with all accrued and unpaid interest on the maturity date. The maturity date shall mean the earlier of: (i) the closing of the transactions contemplated by the Asset Purchase Agreement, (ii) the fifth day following the termination of the Asset Purchase Agreement pursuant to its terms, and (iii) the End Date (as defined in the Asset Purchase Agreement). Interest on the unpaid principal amount due under the Arthrex Note accrues at an interest rate of 6% per annum; provided that if an event of default occurs interest on the unpaid principal amount due under the Arthrex Note shall increase to an interest rate of 12% per annum.

The proceeds obtained by the Company and Cardo LLC under the Arthrex Note shall be used to pay off the Brooks Payoff Amount and the Brien Payoff Amount and satisfy all obligations under the notes and security agreements relating to such indebtedness, and for ordinary course working capital needs of the Company's and Cardo LLC's joint reconstructive business.

Pursuant to the Arthrex Note, the Company and Cardo LLC granted, pledged and assigned to Arthrex a security interest in any and all assets (including, the acquired assets as defined in the Asset Purchase Agreement), goods, inventories, properties and business of the Company and Cardo LLC, either tangible, intangible, real, personal, mixed, together with all proceeds or products thereof including, without limitation, all leasehold interests, all payments under insurance, or any indemnity, warranty or guaranty, which security interest shall rank senior to and have priority over those held by all other creditors of the Company and Cardo LLC.
The following events trigger an event of default under the Arthrex Note: (i) failure by the Company or Cardo LLC to make any payment when due under the Arthrex Note, which payment remains unpaid after three business days following the due date; (ii) the Company or Cardo LLC fail to observe any covenant when due under the Arthrex Note, which failure, if curable, remains uncured after ten business days following written notice; (iii) the appointment of a receiver for any part of the Company's or Cardo LLC's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against the Company or Cardo LLC (provided that in any involuntary bankruptcy or insolvency proceeding, that such proceeding is not dismissed or discharged within 30 days of the initiation of such proceeding); (iv) commencement of foreclosure or forfeiture proceedings by any creditor of the Company or Cardo LLC or by any governmental agency against any collateral securing the loan; or (v) a material adverse change occurs in the Company's or Cardo LLC's financial condition. Upon the occurrence of an event of default, Arthrex may declare the entire unpaid principal balance under this Arthrex Note and all accrued and unpaid interest immediately due and payable without notice, demand or presentment.

The foregoing summary is a summary of the Arthrex Note and is qualified in its entirety by reference to the full text of the Arthrex Note, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.
Exhibit No. Description

2.1 First Amendment to Asset Purchase Agreement, effective March 18, 2011, by and among Cardo Medical, Inc., Cardo Medical, LLC and Arthrex, Inc.

10.1 Secured Promissory Note by Cardo Medical, Inc. and Cardo Medical, LLC in favor of Arthrex, Inc. dated March 18, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardo Medical, Inc.

March 24, 2011	By:	Derrick Romine

Name: Derrick Romine
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

2.1	First Amendment to Asset Purchase Agreement, effective March 18, 2011, by and among Cardo Medical, Inc., Cardo Medical, LLC and Arthrex, Inc.
10.1	Secured Promissory Note by Cardo Medical, Inc. and Cardo Medical, LLC in favor of Arthrex, Inc. dated March 18, 2011.